UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2012

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreement.

On March 22, 2012, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into a purchase agreement (the “Agreement”) with certain existing institutional stockholders (the “Investors”) and raised gross proceeds of $3,036,000 to fund certain litigation-related expenses on certain intellectual property (the “Litigation”) and otherwise for general corporate purposes.  Under the terms of the Agreement, the Investors purchased 4,688,079 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”) at a per share purchase price of $0.6476, which is equal to the 10-day average closing price of the Company’s common stock for the period ending on Wednesday, March 21, 2012, and obtained certain contractual economic rights, generally related to the Litigation (the “Economic Rights”), including rights to receive additional shares (“Additional Shares”) or warrants (“Warrants”) to purchase shares of common stock (“Warrant Shares”) in certain circumstances.  The Common Shares are subject to a lock-up for a period of one year from the date of issuance.  The Economic Rights are transferable at any time to an affiliate of each respective Investor, and are subject to a right of first refusal in favor of the Company with respect to each proposed sale, transfer or other disposition.

The Common Shares described above were offered and sold, and the Additional Shares and Warrants, if and when issued, will be sold, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder on the basis that, among other things, the transaction did not involve a public offering, the Investors are accredited investors, the Investors took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.

The Agreement also provides for certain registration rights with respect to the Common Shares, and if issued, the Additional Shares.  The Company is required, upon demand of a majority-in-interest of the Investors, to use its commercially reasonable efforts to file a registration statement for the resale of such securities, and to cause such registration statement to be declared effective no later than 90 days following the date of such Investors’ demand (or 180 days following such date, if the Securities and Exchange Commission determines to review the registration statement at issue). The Investors are also entitled to piggyback registration rights, subject to cut-backs, as more fully set forth in the Agreement. The Company also agreed to other customary obligations regarding registration, including indemnification and maintenance of the effectiveness of the registration statements.

The Company intends to file the Agreement as an exhibit to its next periodic report and plans to seek confidential treatment of certain terms in the Agreement at such time.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein by this reference in its entirety.

Item 8.01 Other Events.

On March 22, 2012, the Company issued a press release announcing the offering described in Item 1.01 above.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Report nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this Report. The information available at our internet address is not part of this Report or any other report filed by us with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated March 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

	By:	/s/ Paul McBarron
	Name:	Paul McBarron
	Title:	Executive Vice President—Finance,
Chief Financial Officer and Chief Operating Officer

Date: March 22, 2012